Catasys®

Stock Symbol: CATS

The Health Plan Solution to the High Cost of Substance Abuse

Catasys®

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan and achieve profitability, lack of outcomes and statistically significant formal research studies, difficulty enrolling members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Catasys®

Business Overview

Catasys, Inc. (OTCBB: CATS) is a provider of proprietary healthcare services to health insurers and employers through its proprietary On*Trak* integrated substance dependence solutions.

- Contract with health insurance providers and generally .5% of a commercial health plan's Commercial Equivalent Lives (CELs) will be eligible for the On*Trak* program.
- The Company anticipates that approximately 20% of those that are eligible will enroll in the program each year.
- Currently over 1.1 million CELs covered under contracts.
- Catasys has a sales pipeline of approximately 13 million CELs with 3 million in advanced stages of discussion.

Catasys®

The Catasys On*Trak*™ Solution

- Provider that manages high cost substance abuse populations for health plans.
- Proven results: >50% reduction in claims by high cost substance dependent members enrolled in Catasys program.
- Decreases hospital days (ambulance usage, E.R. visits, etc.) through identification, engagement and treatment.

Catasys®

$21 Billion Problem = $2 Billion Market Opportunity for Us

High cost substance abusers:

(alcoholics, cocaine, methamphetamine and opiate dependent members)

- Cost health plans more than $21 billion in annual incremental medical expenses.
- Account for approx. $111 million in incremental costs per 1 million members = $2 billion market opportunity.

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006. Catasys analysis.

Catasys®

Health Plans Under Increasing Cost Pressure

- Health Plans are under pressure to reduce costs.
- Premiums up 100% in last 10 years.
- Healthcare spending is expected to increase 6.5% in 2014.
- Health Care Reform increasing cost control pressures.

Source: PricewaterhouseCoopers Behind the Numbers 2013

Catasys®

Annual claims: $25,500 vs. $3,250

- High cost substance dependent (SD) members cost commercial health plans 8 times more than other members: average of $25,500 annually versus $3,250.
- High SD costs $111 million more annually per million members.
- Catasys program is designed to save health plans $17 million per million members.


$3,250
$25,500
No SD
High SD

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006. Catasys analysis.

Catasys®

Health Plans Savings Potential – ~ $50 million over three year contract

- With 1 million members, a typical health plan will spend approx. $160 million on its substance dependent population.
- $111 million is available for saving from this population.
- Experience indicates savings of approx. $17 million per year per 1 million health plan members.

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006. Catasys analysis.

Current Catasys Clients

~1,100,000+*(1) Members

COVENTRY Health Care

Humana.

Advantra® from Coventry Health Care

fallon community health plan

Reliant Medical Group Atrius Health

* National Health Plan

Does not include the recent contract with a national health plan which is expected to be our largest contract by number of covered lives. Enrollment anticipated to begin in 1Q14 in New Jersey.

1. Medicare Advantage lives calculated as commercial equivalent lives based on number of HUSD members.

Catasys®

Growth Potential – Moving Toward Profitability

Commercial Equivalent Members Covered[1]	~1,100,000+
Approx. Breakeven Coverage[2]	1,500,000
Sales Pipeline[3]	10,100,000
Contract Discussion/Data Analysis[4]	3,300,000
Potential Market Commercial Equivalent	191,000,000

1. Medicare Advantage lives calculated as commercial equivalent lives based on number of HUSD members.
2. Represents the approximate number of covered lives covered by contracts that Catasys will need in order to break even on a cash flow basis. Assumes standard pricing of $8500 in annual fees per enrollee and standard terms at point of assumed full enrollment of 20%.
3. Represents the approximate number of covered lives for enrollment with Catasys at potential clients with whom Catasys has at least made initial contact as of November 2012, and where the clients have expressed interest and Catasys is involved in follow up discussions.
4. Represents the approximate number of covered lives for enrollment with Catasys at potential clients with whom Catasys has moved forward from the initial contact phase and into the contract discussion/data analysis phase as of November 2012. There is no assurance that Catasys will enter into such contract.

Catasys®

No Direct Competition

Currently SD treatment is sub-optimally managed by behavioral health organizations under fixed fee contracts.

- Most high cost SD users are never identified.
- Focus on behavioral health utilization, not total patient cost.
- Under-diagnosis and under-treatment rewarded.
- Fractionated, inconsistent delivery.
- No reduction in high medical expenses.

Catasys®

Changing the Paradigm

Lower Total Costs – Driven by Innovative Substance Dependence Management Paradigm

Seeking out overlooked, high-cost members

- Claims-based identification, segmentation & prioritization
- Substance dependent population market research
- Regular and continual outreach

Unified provider to address a fractionated delivery system

- Standardized approach to reduce practice pattern variation
- Continuous training
- Monitor delivery of care
- One, multidisciplinary delivery system
- SD electronic clinical system

Innovative treatment approaches built upon proven science

- Year-long OP program
- Patented treatment protocols
- Continuity of treatment
- Dedicated, high-touch support
- Translating science into clinical practice

Catasys®

On*Trak* Integrated Treatment Approach

Merges engagement, medical, psychosocial and 52 weeks of care coaching

Leverages evidence - based med. interventions and best practices

Establishes treatment protocols, standards and outcome metrics

Coordinates care delivery & reduces practice pattern variation


Continual Engagement Until Enrolled
Medical & Pharmacological
Community Based Programs
Care Coaching – 52 Weeks
Psychosocial

Medical & Pharmacological

- Medical evaluation and assessment
- Pharmacological intervention
- MD involvement

Psychosocial

- Proprietary On*Trak*™ Relapse Prevention Program (ORPP)
- Developed in coordination with Dr. Alan Marlatt at U of Washington
- Focused on Cognitive Behavioral and Motivational Enhancement Therapy

Care Coaching

- Personal Care Coach
- Helps assess, manage and support members' recovery
- 52 weeks continuous support and relapse prevention

Catasys®

Patient Identification – Engagement

Current system does not identify or address high cost substance dependence members:

- 74% of SD members have no behavioral claims.
- Untreated SD members generate high hospital costs from more medical events.
- Catasys has a unique, proprietary data analytics and screening.
- Proprietary outreach program that has been successful & is getting better in convincing high cost members to enroll.


No Behavioral
Claims: 74%

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006. Catasys Analysis.

Catasys®

Integrated Medical & Behavioral Treatment Plan with Long-Term Support

- Medical treatment includes medication protocols to reduce cravings and other symptoms of early sobriety.
- Medical treatment is combined with comprehensive cognitive, behavioral and motivational therapies to prevent relapse.
- Care Coaches support members during entire 52-week program.
- Care coordination through proprietary web based clinical system.



Behavioral
Medical

Catasys®

Enrollment

- >130% increase in enrollment in Q3 2013 compared with Q3 2012.
- >300% increase in enrollment 2012 compared with 2011.
- Near-term growth opportunity from recently added national health plans expected to more than triple the number of members covered in addition to customers in late stages of pipeline.

Catasys®

Program Performance to Date

- Demonstrating >50% reduction in total healthcare costs.
- >80% retention in the Catasys program.
- Members exhibit:
  - In-Patient utilization decline of >50%
  - ER utilization decline of >50%



Paid Claims
20%
0%
-20%
-40%
-60%
-80%

Source: Catasys analysis through June 2013 of enrolled members

Catasys®

Business Model

- Contract with Health Plan.
- Enroll members directly and with the Health Plan.
- Monthly fees for Enrolled Members.
- In some cases Catasys may charge an upfront case rate and share in a savings from program.
- Network of medical and psychosocial providers are paid for services provided.

Catasys®

Catasys Revenue Model (Covered Lives)

	Commercial	Medicare
Incidence of SD (1.9% / 2.6%)	19,000	26,000
High SD (.50% / 1.24%)	5,000	12,400
Assumed 20% enrollment in program	1,000	2,480
Revenue per enrolled member (high SD)	$8,500	$9,300
Revenue per million covered members	$8,500,000	$23,100,000

Each Medicare covered life is equivalent to 2.48 covered commercial lives

Source: Ingenix Consulting database, 20MM commercial plan lives 2005-2006.
Catasys Analysis.

Catasys®

The Catasys Opportunity – Payor ROI on High-Utilizers (based on 1 million Health Plan Members)

Average claims cost for High-Utilizers	$ 25,500
Projected average savings factor*	50%
Projected average savings per enrolled member	$ 12,750
Enrolled members (1 million members x .5% x 20%)	1,000
Projected savings per year	$12.8 million
Projected savings during 2 yr Savings Period	$25.6 million
Cost for 1,004 members	$8.5 million
Projected ROI ($25.6 - $8.5 / $8.5)	2:1

*Cost figures are based on review of an actuarial database of approximately 20MM commercial plan lives throughout the U.S. Projected savings factor based on Catasys experience to date. Savings assumes 20% of HUSD members are enrolled and retained in program and savings calculations for 2 years.

Catasys®

Catasys is Scalable

- Monthly operating burn avg. ~ $450k.
- Operating costs are essentially variable depending on patient enrollment.
- Fixed overhead increases are minimal as covered lives are scaled up.
- Opportunity to expand to other high cost under managed populations with behavioral health diagnosis (depression, anxiety disorders, etc.)
  - These populations are anticipated to more than triple the market opportunity available to Catasys

Catasys®

Summary

- Substance Dependence: $21 billion health plan problem / $2 billion market opportunity.
- Proprietary technology and analytics.
- Demonstrating >50% cost reductions for health plans.
- Quarter over quarter and year over year enrollment growth with one national payor contract commenced in Q4 2013 and a second anticipated to start in Q1 2014.
- Substantial pipeline / rapid growth potential.

Catasys®

Contacts

Corporate Office:

11601 Wilshire Blvd., Suite 950

Los Angeles, CA 90025

Phone: 310-444-4300

Website: http://www.catasyshealth.com

Investor Relations:

Cameron Donahue

Hayden IR

Tel: 651-707-3532

Email: cameron@haydenir.com